UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4573125
(State of Incorporation)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300
Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-128849

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.01 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $.01 par value per share, of NTELOS Holdings Corp. (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-128849), originally filed with the Securities and Exchange Commission on October 6, 2005, as amended (the “Registration Statement”), and in the prospectus contained therein, and is hereby incorporated by reference in response to this item. The final prospectus, if filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1	Form of Amended and Restated Certificate of Incorporation of NTELOS Holdings Corp. (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2	Form of Amended and Restated By-laws of NTELOS Holdings Corp. (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1	Form of Certificate of Common Stock of NTELOS Holdings Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.3	Form of Amended and Restated Shareholders Agreement by and among NTELOS Holdings Corp. and the shareholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Registration Statement).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NTELOS HOLDINGS CORP. (Registrant)

Date: February 6, 2006	By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

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